Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 16, 2024 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-275094) and the related Prospectus of NKGen Biotech, Inc. for the registration of common stock and warrants to purchase common stock.

/s/ Ernst & Young LLP

Irvine, California

May 13, 2024